Exhibit 16

                              [LETTERHEAD]







October 24, 2002



Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of Host America Corporation dated October 16, 2002.



/s/ DiSanto Bertoline & Company, P.C.

Glastonbury, Connecticut
October 24, 2002